U. S. Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT UNDER SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 7, 2002

Commission File No. 0-30689

Rocky Mountain Energy Corporation

(Name of Small Business Issuer in its Charter)

Nevada	90-0031918
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

333 N. Sam Houston Parkway, Suite 910

Houston, TX 77060

(Address of Principal Executive Offices)

Issuer's Telephone Number: (281) 448-6500

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. (1) Yes X No (2) Yes X No

ITEM 8. CHANGE IN FISCAL YEAR

Company has elected to use the September 30 fiscal year end of the accounting acquirer, Cavallo Energy Corporation. Although this is a change from the fiscal year end used by the Company prior to the Agreement and Plan of Reorganization, no transition report will be necessary as the September 30 fiscal year end is not a change for Cavallo which, as the accounting acquirer, is reflected as the continuing reporting entity in the Company's Financial Statements.

Exhibits	Description
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Rocky Mountain Energy Corporation

Date: November 7, 2002 By: /s/ John Ehrman

John Ehrman, President